UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2019

Viking Energy Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	98-0199508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15915 Katy Freeway Suite 450, Houston, Texas	77094
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 404-4387

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 10, 2019, Elysium Energy, LLC (“Purchaser”), a Nevada limited liability company and a wholly owned subsidiary of Viking Energy Group, Inc., a Nevada corporation (the “Corporation”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) by and among Purchaser and the following sellers (collectively the “Sellers” and each a “Seller Entity”): 5Jabor, LLC, a Texas limited liability company, Bass Petroleum, L.L.C., a Delaware limited liability company, Bodel Holdings, LLC, a Texas limited liability company, Delbo Holdings, L.L.C., a Texas limited liability company, James III Investments, L.L.C., a Texas limited liability company, JamSam Energy, LLC, a Texas limited liability company, Lake Boeuf Investments, LLC, a Delaware limited liability company, Oakley Holdings, L.L.C., a Texas limited liability company, and Plaquemines Holdings, L.L.C., a Delaware limited liability company (“Plaquemines”). Pursuant to the Purchase Agreement, Purchaser agreed to purchase from Sellers (the “Acquisition”) their interests in certain oil and gas properties located in the states of Texas and Louisiana and from Plaquemines certain entities owning oil and gas properties located in the state of Louisiana. The purchase price payable by Purchaser is $40,000,000, as adjusted pursuant to the terms of the Purchase Agreement, in cash in immediately available funds (the “Purchase Price”). The Purchaser is required to pay a deposit of $1,000,000 into escrow within four business days of execution of the Purchase Agreement, which deposit will be applied toward the Purchase Price at closing or be released: (i) to the Sellers if the transaction does not close under certain circumstances; or (ii) to the Purchaser if the transaction does not close under certain circumstances. The assets to be purchased by the Purchaser (including those held by the entities acquired in the Acquisition) include working interests and over-riding royalty interests in oil and gas properties in Texas (approximately 71 wells in 11 counties) and Louisiana (approximately 52 wells in 6 parishes), along with associated wells and equipment. On October 10, 2019, the Corporation made the $1,000,000 payment into escrow.

The Purchase Agreement contemplates a closing date of December 31, 2019, provided, however, that the parties have agreed to use their reasonable best efforts to close on or before November 26, 2019. If closing occurs on or before October 31, 2019, the transfer of the financial benefits and obligations will have an effective time (the “Effective Time”) of 7:00 a.m. on September 1, 2019. If closing occurs after October 31, 2019, but on or before November 30, 2019, the Effective Time will be October 1, 2019, but if closing occurs after November 30, 2019, the Effective Time will be November 1, 2019. Closing under the Purchase Agreement is subject to various closing conditions, including, among other things, review of title and environmental matters, accuracy of representations and warranties, performance of covenants and obtaining consents. Accordingly, there can be no assurance that all of the conditions precedent to consummating the transactions under the Purchase Agreement will be satisfied or that the transaction will be successfully completed.

The Purchaser and Sellers have made customary representations and warranties in the Purchase Agreement. The Purchase Agreement also contains various affirmative and negative covenants for the Purchaser and Sellers. The Purchaser and Sellers have also agreed to indemnify each other for certain assumed obligations, retained obligations, breaches and inaccuracies in the representations and warranties and non-performance of covenants.

The description of the Purchase Agreement above is not a complete summary and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 with this Current Report on Form 8-K and incorporated herein by reference. The Purchase Agreement is filed as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Purchaser. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and are subject to limitations agreed upon by the contracting parties.

Certain Relationships

Certain of the Seller Entities were parties to that certain Purchase and Sale Agreement, executed as of September 1, 2018, as amended (the “Prior Purchase Agreement”), by and among the Corporation and Bodel Holdings, LLC., Cleveland Holdings, L.L.C., Delbo Holdings, L.L.C., DeQuincy Holdings, L.L.C., Gulf Coast Working Partners, L.L.C., Oakley Holdings, L.L.C., SamJam Energy, L.L.C., and Perry Point Holdings, L.L.C. (collectively the “Prior Sellers”) relating to certain oil and gas assets. As partial payment of the purchase price under the Prior Purchase Agreement, the Corporation issued a secured promissory note in the approximate amount of $23.77 million (the “Note”), which note was secured pursuant to a Security and Pledge Agreement, executed as of December 27, 2018, by and among the Corporation and the Prior Sellers by all of the membership interests in Ichor Energy Holdings, LLC, a Nevada limited liability company and a subsidiary of the Corporation. As of September 30, 2019, approximately $23.77 million in principal remained outstanding under the Note.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1#

Purchase and Sale Agreement, dated as of October 10, 2019, by and among Elysium Energy, LLC, 5Jabor, LLC, Bass Petroleum, L.L.C., Bodel Holdings, LLC, Delbo Holdings, L.L.C., James III Investments, L.L.C., JamSam Energy, LLC, Lake Boeuf Investments, LLC, Oakley Holdings, L.L.C., and Plaquemines Holdings, L.L.C.*

# The Corporation agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

* Portions of the Purchase and Sale Agreement with personally identifying information have been redacted.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viking Energy Group, Inc.

Dated: October 11, 2019	By:	/s/ James Doris
	Name:	James Doris
	Title:	CEO & Director

3